Exhibit 10.24

MODIFICATION TO AMENDED, MODIFIED AND RESTATED LEASE

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This Modification to the Amended, Modified, and Restated Lease is made and entered into by the undersigned parties as of the 6 day of December, 2011.

WITNESSETH:

WHEREAS, on March 10, 2005, DALLAS SOUTHWEST OSTEOPATHIC PHYSICIANS, INC. (“DSWOP’’), a Texas corporation, and RENAISSANCE HOSPITAL DALLAS, INC. (“Renaissance Dallas”), a Texas corporation entered into the Amended, Modified, and Restated Lease;

WHEREAS, the Amended, Modified, and Restated Lease is for certain real property located at 2929 S. Hampton Road, Dallas, Texas 75224-3026 and more fully described in Exhibit “A” attached hereto and incorporated herein together with all and singular rights, privileges, and easements appurtenant (“Leased Premises”);

WHEREAS, on March 16, 2009, Renaissance Dallas assigned, transferred, conveyed and delivered its entire right, title and interest in the Amended, Modified, and Restated Lease and the Leased Premises (“Assignment”) to LTHM, DALLAS—REAL ESTATE, L.L.C., a Texas Limited Liability Company (“LTHM, Dallas—Real Estate”);

WHEREAS, LTHM Dallas Real Estate accepted such Assignment and agreed to assume and perform all the terms, covenants, conditions, and obligations of Renaissance Dallas under the Amended, Modified, and Restated Lease subject to the terms and· specifications as outlined below;

WHEREAS, on December 6, 2011, First National Bank, Edinburg, foreclosed its lien on the leasehold estate and easement estate of LTHM, Dallas -Real Estate and sold the entire right, title and interest in the lease hold estate to DUFEK MASSIF HOSPITAL a Texas Corporation ( DUFEK MASSIF);

WHEREAS, DUFEK MASSIF purchased the leasehold estate and easement estate of LTHM, DALLAS—Real Estate and agreed to assume and perform all the terms, covenants, conditions and obligations of LTHM, DALLAS -Real Estate under the Amended, Modified and Restate Lease executed as of the 8th day of May, 2009 and specifications as outlined below;

WHEREAS, DSWOP and DUFEK MASSIF desire to modify and restate on specific terms and conditions of the Amended, Modified and Restate lease which has been assumed by DUFEK MASSIF;

Modifications

NOW, THEREFORE, DSWOP and DUFEK MASSIF, declare that the Amended, Modified, and Restated Lease is to be modified and restated as follows:

1. The term “Tenant” shall mean DUFEK MASSIF HOSPITAL, a Texas corporation.

2. Section 4(c) shall be amended and state the following:

“(c)

On December 6, 2011, First National Bank, Edinburg foreclosed its lien on the leasehold estate and easement estate of LTHM, DALLAS -Real Estate and sold, transferred, conveyed, and delivered its entire right, title, and interest in the Amended, Modified, and Restated Lease and the leased Premises to DUFEK MASSIF HOSPITAL CORPORATION. DUFEK MASSIF accepted such Assignment and assumed the performance of all the terms, covenants, conditions, and obligations of LTHM, DALLAS, Real Estate under the Amended, Modified, and Restated Lease. Such assignment and assumption occurred in year six (6) of the lease term of Amended, Modified and Restated Lease.”

3. The Notification requirements of Section 27.1 is modified and restated to read as follows:

“If to Landlord:

Dallas Southwest Osteopathic Physicians, Inc.

Attention: Chairman of the Board of Trustees

2949 S. Hampton Road

Dallas, Texas 75224

With a copy to (which Copy shall not constitute notice):

Sullivan & Holston

Attn: G. Dennis Sullivan

4131 N. Central Expressway, #980

Dallas, Texas 75204

If to Tenant:

Dufek Massif Hospital Corporation

6110 FM 1488

Magnolia, Texas 77354

With a copy to (which copy shall not constitute notice):

First National Bank

c/o Eric Yollick

P.O. Box 7571

The Woodlands, TX 77387-7571”

IN WITNESS WHEREOF, the undersigned have executed this Modification to the Amended, Modified, and Restated Lease on December 6, 2011.

LANDLORD: DALLAS SOUTHWEST OSTEOPATHIC PHYSICIAN’S, INC.	TENANT: DUFEK MASSIF HOSPITAL CORPPRAT

By:	By: